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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                              CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               GLOBIX CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                  13-3781263
(State of incorporation or organization)       (IRS Employer Identification No.)


           139 Centre Street,                              10013
          New York, New York
(Address of principal executive offices)                 (Zip Code)


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
--------------------------------------       -----------------------------------
Common Stock, par value $.01 per share        The American Stock Exchange, Inc.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Globix Corporation (the "Registrant" or "Globix") registers hereunder its common stock, par value $.01 per share (the "Common Stock"). A general description of the Common Stock may be found on page 138 of the prospectus (the "Prospectus") in the registration statement (Registration No. 333-119666) filed with the Securities and Exchange Commission and declared effective on February 14, 2005.

ITEM 2.  EXHIBITS.

3.1      Amended and Restated Certificate of Incorporation of Globix*

3.2      Amended and Restated Bylaws of Globix *

3.3 Certificate of Designation of Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and
         Qualifications, Limitations and Restrictions Thereof of 6% Series A Cumulative Convertible Preferred Stock of Globix Corporation


         * Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed on May 15, 2002.





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                                   SIGNATURES


         Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.


Dated: April 7, 2005                 Globix Corporation

                                     By: /s/ James C. Schroeder
                                         ---------------------------------------
                                         Name: James C. Schroeder
                                         Title: Vice President & General Counsel



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